Exhibit 10.1

Certain information has been omitted from this Exhibit 10.1 because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks [**] denote omissions.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2023 (the “Amendment Effective Date”), is entered into by and among Gritstone Bio, Inc., a Delaware corporation, and each of its Subsidiaries party hereto as borrower (hereinafter collectively referred to as the “Borrower””), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“SVB”), HERCULES CAPITAL, INC., a Maryland corporation (“Hercules”), and HERCULES CAPITAL FUNDING TRUST 2022-1, each as a Lender (collectively, with the several banks and other financial institutions or entities from time to time party to the Loan and Security Agreement (as defined below), the “Lenders”), and Hercules, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

The Borrower, the Lenders and Agent are parties to a Loan and Security Agreement dated as of July 19, 2022 (as amended, restated or modified from time to time, the “Loan and Security Agreement”). The Borrower has requested that Agent and the Lenders agree to certain amendments to the Loan and Security Agreement. Agent and the Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.2 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement.

(a) The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i) Clause (i) of Subsection (a) of Section 7.20 is hereby amended and restated in its entirety as follows:

“(i) Beginning on the earliest occurrence of (A) [**], or (B) (I) April 1, 2024 or (II) [**], and at all times thereafter so long as Borrower’s Market Capitalization is no greater than $400,000,000, Borrower shall maintain Qualified Cash in an amount greater than or equal to the product of (x) the then-outstanding principal amount of the Term Loan Advances, multiplied by (y) (i) prior to the Performance Milestone IV Date, 0.55 and (ii) at all times after the Performance Milestone IV Date, 0.45.”

(b) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

Certain information has been omitted from this Exhibit 10.1 because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks [**] denote omissions.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) This Amendment. Agent shall have received this Amendment, executed by Agent, the Lenders and Borrower.

(b) Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Agreement as to such representations and warranties; and

(ii) There exist no Events of Default or events that with the passage of time, the giving of notice or both could result in an Event of Default.

SECTION 4 Representations and Warranties. To induce Agent and the Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Effect; and (c) that the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct in all material respects. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement, subject to the provisions set forth in Section 3.2 of the Loan and Security Agreement, and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c) Release. Borrower hereby fully, finally and forever acquits, quitclaims, releases and discharges Agent and Lenders and their respective officers, directors, employees, agents, successors and assigns of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action to, of or for the benefit (whether directly or indirectly) of Borrower, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by Borrower on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (i) the negotiation, review, preparation or documentation of the Loan Documents or any other documents or agreements executed in connection therewith, (ii) the administration of the Loan Documents, (iii) the enforcement, protection or preservation of Agent’s and Lenders’ rights under the Loan Documents, or any other documents or

Certain information has been omitted from this Exhibit 10.1 because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks [**] denote omissions.

agreements executed in connection therewith, (iv) the negotiation, review, preparation and documentation of this Amendment or any other documents or agreements executed in connection herewith, and/or (v) any action or inaction by Agent or any Lender in connection with any such documents, instruments and agreements.

Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Borrower acknowledges that the foregoing provisions of this Section 5(c) are intended to be a general release with respect to the matters described therein. Borrower does hereby expressly acknowledge and agree that the waivers and releases contained in this Amendment shall not be construed as an admission of and/or the existence of any claims of Borrower against Agent or any Lender. Borrower does hereby acknowledge and agree that the value to Borrower of this Amendment and of the covenants and agreements on the part of the Lenders contained in this Amendment substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or liabilities waived or released by Borrower hereunder.

(d) No Reliance. Borrower hereby acknowledges and confirms to Agent and the Lenders that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k) Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

Certain information has been omitted from this Exhibit 10.1 because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks [**] denote omissions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

GRITSTONE BIO, INC.

Signature:	/s/ Celia Economides
Print Name:	Celia Economides
Title:	Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]

Certain information has been omitted from this Exhibit 10.1 because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks [**] denote omissions.

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang
Print Name:	Zhuo Huang
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang
Print Name:	Zhuo Huang
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2022-1

By: Hercules Capital, Inc., its Administrator

Signature:	Zhuo Huang
Print Name:	Zhuo Huang
Title:	Associate General Counsel

LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))

Signature:	Peter Sletteland
Print Name:	Peter Sletteland
Title:	Director

[Signature Page to First Amendment to Loan and Security Agreement]